                        INDEPENDENT ACCOUNTANTS' CONSENT
                        --------------------------------



The Board of Directors
Center Bancorp, Inc.:


We consent to the incorporation by reference in the Registration Statement No. 33-72176, No. 333-37436 and No. 333-37434 on Form S-8 and Registration Statement No. 33-72178 of Form S-3 of Center Bancorp, Inc. of our report dated February 1, 2001, relating to the consolidated statements of condition of Center Bancorp, Inc. and subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of Center Bancorp, Inc.

As described in Note 4 to the consolidated financial statements, on January 4, 2000, the Corporation adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Similar Financial Instruments and for Hedging Activities" and No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities".







                       KPMG LLP






Short Hills, New Jersey
March 30 , 2001